Exhibit 99.1
International Headquarters
One Enterprise Aliso Viejo, CA 92656
949.461.6000 FAX 949.461.6636
Contact:
Laurie W. Little
Valeant Pharmaceuticals
949-461-6002
VALEANT PHARMACEUTICALS COMPLETES ACQUISITION
OF CORIA LABORATORIES, LTD.
     ALISO VIEJO, Calif., October 16, 2008 – Valeant Pharmaceuticals International (NYSE:VRX) today announced that it has completed its acquisition of Coria Laboratories, Ltd., a privately-held specialty pharmaceutical company focused on dermatology products in the United States. Under the terms of the agreement, Valeant purchased all of the outstanding shares of Coria from parent company, DFB Pharmaceuticals, Inc., and other shareholders for $95 million.
About Valeant
     Valeant Pharmaceuticals International (NYSE:VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of neurology and dermatology. More information about Valeant can be found at www.valeant.com.
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